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Notes to Unaudited Pro Forma Financial Statements
-------------------------------------------------

Balance Sheet
-------------

1. The historical financial statements of the New England Electric System (NEES) as of June 30, 1998 have been adjusted to give effect to the transaction between USGen New England, Inc.(USGen), an indirect wholly owned subsidiary of PG&E Corporation, and NEES subsidiaries New England Power Company
(NEP) and The Narragansett Electric Company (Narragansett Electric) that occurred effective September 1, 1998. NEES first contributed its investment in Narragansett Energy Resources Company (NERC), which was a 20 percent owner of the Ocean State Power generating units, to NEP. NEP and Narragansett Electric then sold their nonnuclear generating assets, excluding NEP's ownership interest in the Wyman 4 generating unit, as well as NEP's newly acquired equity investment in NERC, to USGen. The pro forma financial statement adjustments are based on NEP and Narragansett Electric's book value of the assets being sold at June 30, 1998. In virtually all instances, the consolidated pro forma adjustment amount relates primarily to NEP, as NEP owned greater than 95 percent of the net book value of the assets sold.

  The substance of the transactions are detailed in the entries shown below, but can be summarized as follows:

- NEP, Narragansett Electric and NEES sold assets (plant assets, materials and supplies inventory and NEES' investment in NERC) with a book value of $1.1 billion for proceeds of approximately $1.6 billion. The resulting gain was credited to a regulatory liability account reflecting the obligation to pass this gain on to ratepayers in connection with restructuring rate settlement agreements.

- NEP absorbed $20 million, before tax, of transaction costs in income.

- NEP received additional proceeds of $85 million from USGen, which were used to offset the recognition of a liability for employee severance and early retirement costs.

- Approximately $24 million, before tax, of unamortized investment tax credits associated with assets sold was credited to income.

- Certain capital lease assets and obligations were eliminated as a result of these capital lease obligations being transferred to USGen.
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- NEP retired $278 million of long-term debt and $367 million of short-term debt, Narragansett Electric retired $39 million of short-term debt, and NERC retired $28 million of long-term debt.

- NEP recorded a liability and offsetting regulatory asset reflecting the present value of NEP's monthly fixed contribution to USGen in connection with purchased power contracts transferred to USGen. In addition, in connection with the direct assignment of one of these purchased power contracts, the Company made a lump sum payment to USGen in lieu of ongoing monthly payments. This lump sum payment was also reflected as a regulatory asset.

2. The cash proceeds and disposition of those proceeds reflected in these financial statements is as follows:

Cash proceeds:
   Per Asset Purchase Agreement (APA)                   $1,590,000,000

   Reimbursement of early retirement
    and severance costs                                     85,000,000

   Materials & Supplies at book value                       10,858,481

   Reimbursement of purchased power
    contract prepayment                                      5,046,250

   Fuel inventory at book value                             37,529,435
                                                        --------------
          Total proceeds                                $1,728,434,166

Use of proceeds:
   Pay transaction costs                                    20,000,000
                                                        --------------
          Total net proceeds                            $1,708,434,166

          NEP proceeds                                  $1,666,525,089
          Narragansett Electric proceeds                $   41,909,077

   USGen has also assumed certain on-site hazardous waste
obligations for which NEP had recorded on its books an accrued liability of $141,787 at June 30, 1998. In addition, in 1992, NEP and Narragansett Electric entered into a 10 year tax treaty with the City of Providence, Rhode Island which required the companies to prepay certain property taxes prior to completion of the
Manchester Street repowering project. Upon completion of the repowering project, NEP and Narragansett Electric were amortizing such payments over the remainder of the term of the treaty. These prepaid property taxes offset the gain on sale of these assets being credited to a regulatory liability account.
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3. Entries to record the effect of the sale:
                                           Debit   Credit
Entry 1:                                   -----   ------
Cash - Increase                        $1,708,434,166
Utility Plant - Decrease                                 $1,827,186,354
Accumulated Provision
  for Depreciation - Decrease             811,212,756
Construction Work
  in Progress - Decrease                                      5,087,229
Non-Utility property - Decrease                                 769,000
Investment in NERC - Decrease                                34,483,668
Material and Supplies,
  at average cost - Decrease                                 10,858,481
Fuel inventory - Decrease                                    37,591,252
Prepaid and Other
  Current Assets - Decrease                                  19,302,250
Deferred Charges and Other
  Assets - Decrease                                             575,330
Other Current Liabilities -
  Early Retirement and
  Severance Costs - Increase                                 85,000,000
Miscellaneous deductions -
  Transaction costs - Increase             20,000,000
Other Reserves and Deferred
  Credits - Increase                                        518,793,358
<To record the sale transaction and expense of transaction
costs.>
Entry 2:
Unamortized Investment
  Tax Credits (ITC) - Decrease            $23,959,059
ITC amortization - Decrease                                 $23,959,059
Deferred income
  tax expense - Increase                    9,329,229
Reserve for deferred
  income taxes - Increase                                     9,329,229
<To record ITC amortization and related taxes associated with property sold.>
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                                              Debit           Credit
Entry 3:                                      -----           ------
Current income tax - Increase            $225,537,414
Current income tax - Decrease                               $  7,845,000
Accrued income
  taxes payable - Increase                                   217,692,414
Deferred income
  tax expense - Decrease                                     225,537,414
Reserve for deferred
  income taxes - Decrease                 225,537,414
<To record income taxes on the sale.>
Entry 4:
Other Reserves and
  Deferred Credits - Decrease              $2,335,449
Fuel, Materials, and Supplies,
  at average cost - Decrease                                  $2,335,449
<To transfer NEP's accumulated losses from its affiliate, New
England Energy Incorporated, from its fuel inventory account to its regulatory liability account.>

Entry 5:
Other Accrued
  Expenses - Decrease                     $ 1,305,144
Other Reserves and
  Deferred Credits - Decrease               9,571,059
Utility Plant - Decrease                                     $10,876,203

<To eliminate NEP's capital lease obligation,under the Hydro-
Quebec transmission line support agreements,which was assumed by USGen.>

Entry 6:
Long-term debt - Decrease                $303,770,000
Long-term debt due in
  one year - Decrease                       1,920,000
Short-term debt - Decrease                623,642,414
Cash - Decrease                                             $929,332,414
<To record the retirement of long-term and short-term debt.>
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                                                Debit          Credit
Entry 7:                                        -----          ------
Deferred Charges
  and Other Assets - Increase             $1,016,641,825
Other Reserves
  and Deferred Credits - Increase                           $867,153,867
Cash - Decrease                                              149,487,958
<To record the liability and offsetting regulatory asset
reflecting the present value of NEP's monthly fixed contribution to USGen for purchased power under the Purchased Power
Agreements Transfer Agreement (PPA Transfer Agreement) discussed below.>

Entry 8:
Accrued liabilities - Decrease                  $141,787
Reserve for deferred income
  taxes - Increase                                               $55,616
Retained earnings - Increase                                      86,171
<To record elimination of hazardous waste liability.>

4. In addition to the APA, NEP and USGen entered into several ancillary agreements. One such agreement is the PPA Transfer Agreement. Under the PPA Transfer Agreement, USGen will purchase NEP's entitlements of approximately 1,100 MW of power procured by NEP under long-term contracts with utility and non-utility generators, which have terms expiring as late as 2019. Under the PPA Transfer Agreement, NEP will make a monthly fixed contribution, with USGen reimbursing NEP for the balance of the costs. NEP's contributions will end in January 2008. The present value of these contributions has been recorded as a regulatory asset on NEP's books, as described in Entry 7 above.

5. In addition to the transactions portrayed herein, certain other indirectly related transactions have taken place in September 1998 which are not reflected in these pro forma financial statements. NEP paid a special common dividend of approximately $130 million, and also repurchased approximately $30 million of its preferred stock held by NEES. Additionally, the NEES Board of Directors authorized the purchase from time to time of up to an additional 5 million shares over the 5 million share buyback authorization announced in August 1997. To date, NEES has purchased approximately 4.8 million shares.
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Income Statement
----------------

   In preparing the NEES Pro Forma Statements of Consolidated Income, the pro forma adjustments represent the compilation of the pro forma adjustments for its subsidiaries NEP and Narragansett Electric, net of necessary eliminations as described below. In virtually all instances, the consolidated pro forma adjustment amount relates primarily to NEP, as NEP owned greater than 95 percent of the net book value of the assets sold. The pro forma adjustments also reflect the ultimate disposition of NEES'
investment in NERC, as discussed above.   The following
discussion summarizes management's process in arriving at the pro forma adjustments for both NEP and Narragansett Electric.

NEP

   The rates NEP charged its customers were not separately set for its individual assets and, as a result, it was not possible to determine from billing records the amount of revenues that would be attributable to the assets sold. NEP's rates have historically been set by regulators on a bundled basis in a manner which attempts to reimburse NEP for the cost of operating and maintaining its facilities plus providing it a reimbursement for interest expense, preferred dividends and a return on its equity investment and related income taxes. In the rate making process, the calculation of the reimbursement for these capital related costs is through the determination of rate base, which is composed of the net investment in assets devoted to providing service to customers. The principal component of rate base is NEP's net investment in utility property, plant and equipment.

   NEP's Pro Forma Statements of Income have been prepared by first allocating net income based on the percentage breakdown of net plant investment sold, exclusive of capital leases, versus assets retained. This results in 54.05 percent of historical net income removed as a pro forma adjustment.

   This net plant investment calculation was similarly used,
with some modification which will be described later, for interest expense and income taxes. For most other income statement accounts, management utilized a more specific identification approach. Once having allocated net income in the manner described above and once having allocated the other income statement accounts, it was possible to derive a revenue figure for the assets sold versus retained following essentially a similar process that the regulatory rate making process would use to derive a revenue requirement.
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   While the above discussion is applicable to 1997, the impacts of industry restructuring during 1998 resulted in the unbundling of certain revenue streams for NEP for portions of 1998. A full discussion of these changes is available in the NEP 1997 Annual Report on Form 10-K. Due to the fact that NEP had both bundled and unbundled revenue streams during 1998, and the associated complexities in attempting to meld multiple methodologies, management elected to utilize the approach described below for the pro forma income statement for both the year ended December 31, 1997 and the six months ended June 30, 1998.

Interest Expense

   The plant-based methodology utilized for net income was similarly utilized for the calculation of pro forma adjustments for interest expense on long-term debt, other interest and allowance for borrowed funds used during construction. However, once having allocated total long-term debt outstanding between assets sold versus retained using the net plant investment approach, it was possible to perform a more specific allocation of lower cost pollution control debt outstanding versus higher cost other long-term debt outstanding. This resulted in more of the lower cost pollution control debt being associated with assets retained and assigned more interest expense to the assets sold.

Purchased Power

   Pro forma adjustments for purchased power were derived via specific identification of purchased power contracts subject to the PPA Transfer Agreement between NEP and USGen, net of the monthly fixed contributions towards purchased power, as discussed in Item 2 above.

Fuel expense, other operation expense, maintenance expense, depreciation and amortization expense, and taxes, other than income taxes

   Pro forma adjustments for these income statement captions were calculated primarily by specific identification of costs. The only significant exception in this area is for the transmission portion of NEP's business, for which allocation factors for the various categories, contemplated in NEP's current transmission cost-of-service, were utilized.

Income Taxes

   Income taxes were allocated primarily based on the derivation of net income using the net plant investment allocation approach described above. However, certain items which have the effect of
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changing NEP's effective tax rate were able to be allocated on a specific identification basis between assets sold versus retained.

Other Income (Expense)

   Since NEP's ownership interest in nuclear power companies was not sold, the equity in income in these companies will be retained. With respect to other costs included in other income, these represent primarily incentive compensation costs, other executive benefit costs and donations and lobbying costs. These costs were allocated primarily based on either the historical allocation of internal salaries and wages or the allocation of net investment between assets sold versus retained.

Narragansett Electric

   Historically, the entire output of Narragansett Electric's generating capacity was made available to NEP. Narragansett Electric was then compensated by NEP for its fuel costs and other generation and transmission related costs, through purchased power credits received from NEP under an approved generation and transmission credit regulatory filing (G&T Credit Filing). These purchased power credits are eliminated in consolidation at NEES.

   Wherever possible, management utilized a specific identification approach in the determination of pro forma income statement adjustment amounts, which, in most cases, closely mirrored amounts contemplated for reimbursement under the G&T Credit Filing. The one exception relates to operation and maintenance costs, where actual costs differed in the six months ended June 30, 1998 due to a timing lag related to the reimbursement of G&T Credit Filing costs as compared to actual costs. In several cases, where specific identification of costs related to the assets sold was not possible, management utilized amounts and percentages contemplated in the approved G&T Credit Filing. Specifically, the G&T Credit Filing was used in the determination of adjustment amounts for the general and administrative component of other operating expense and maintenance expense, interest expense, and taxes, other than income taxes expense.